UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

154-09 146th Ave,

Jamaica, NY 11434

(Address of Principal Executive Offices)

(718) 978-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Amendment to a Material Definitive Agreement.

On February 21, 2023, Unique Logistics International, Inc. (the “Company”) issued a promissory note (the “Promissory Note”) in the principal amount of $2,500,000 due on June 30, 2023, having an interest rate of 15%. The Promissory Note was issued, in lieu of cash, as payment of certain milestones set forth in the Stock Purchase Agreement between the Company and Unique Logistics Holdings Limited (“ULHL”). On July 7, 2023, the Company issued an amended promissory note (“Amended Promissory Note”), which extended the maturity date thereof from June 30, 2023, to October 31, 2023. The Amended Promissory Note amends, and was issued to supersede, the Promissory Note.

A copy of the Amended and Restated Promissory Note is attached to this report as Exhibit 10.1.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Promissory Note, and such description is qualified in its entirety by reference to the February 2022 8-K, the full text of the Exhibit filed therewith, and the full text of the Amended Promissory Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Amended Promissory Note in the principal amount of $2,500,000, dated July 7, 2023, in favor of Unique Logistics Holdings Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: July 11, 2023	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer